EXHIBIT 99.1
PRESS RELEASE
Greenfield Online Reports Fourth Quarter and
Full Year 2007 Financial Results
WILTON, CONNECTICUT, February 7, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY), today reported financial results for the fourth quarter and full year ended December 31, 2007.
“We had a record year,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. “Record revenue. Record Profit. Double digit revenue growth in our comparison shopping and Internet survey solutions businesses. All totally organic. It is gratifying that we have realized the promise of delivering strong organic growth in both businesses in the fourth quarter and for the full year of operations post turnaround.”
Financial Highlights

	For the Three Months		For the 12 Months Ended
	Ended December 31,		December 31		Growth	Growth
$ in thousands - unaudited	2007	2006	2007	2006	QTR	YTD
Revenue	$38,393	$29,482	$129,013	$100,342	30.2%	28.6%
Operating Income	$6,054	$5,160	$18,169	$12,674	17.3%	43.4%
Net Income	$4,559	$3,516	$12,941	$8,454	29.7%	53.1%
Fully Diluted EPS	$0.17	$0.13	$0.48	$0.33	30.8%	45.5%
Net Cash Provided by Operating Activities *	$5,535	$7,604	$22,831	$23,434	-27.2%	-2.6%

Non-GAAP Adjusted EBITDA**	$10,704	$8,503	$34,648	$27,068	25.9%	28.0%
Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges***	$11,300	$8,668	$35,244	$27,872	30.4%	26.4%
Non-GAAP Operating Free Cash Flow ****	$2,421	$5,882	$12,469	$18,511	-58.8%	-32.6%

*	German income and trade tax payments negatively impacted net cash provided by operating activities during 2007. Please see a description of this impact in the table entitled “Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow” later in this release.

**	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

***	Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges excludes one-time charges of $596,000 for the three and twelve month periods in 2007. Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges excludes restructuring credits of $7,000 and one-time charges of $172,000 for the three month period in 2006 and restructuring charges of $236,000 and one-time charges of $568,000 for the twelve month period in 2006. The 2006 restructuring charges are associated with the company’s fourth quarter 2005 North American rightsizing. The 2006 one-time charges are associated with the departure of two of the senior founding executives of Ciao GmbH in the third quarter of 2006 and the departure of a senior management member in the fourth quarter of 2006. The 2007 one-time charges are associated with the departure of a senior management member and other mid-management members in the fourth quarter of 2007. Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

****	Non-GAAP Operating Free Cash Flow is reconciled to GAAP Net Cash Provided by Operating Activities in the section entitled “About Non-GAAP Financial Measures” below.

Key Financial Statistics
•	Total net revenue was $38.4 million for the fourth quarter of 2007 as compared with $29.5 million for the same period in the prior year for an increase of $8.9 million or 30.2% of which approximately $1.8 million or 6.1% was due to favorable currency effects.
o	For the Internet survey solutions segment, total net revenue was $26.7 million for the fourth quarter of 2007, including favorable currency effects, as compared with $22.4 million for the same period in the prior year for an increase of 19.2%.

o	For the Comparison Shopping segment, total net revenue was $11.7 million for the fourth quarter of 2007, including favorable currency effects, as compared with $7.1 million for the same period in the prior year for an increase of 65.0%.
•	Total gross profit was $29.7 million or 77.4% of revenues for the fourth quarter of 2007, as compared with $22.5 million or 76.2% of revenues for the same period in the prior year.
•	Operating income was $6.1 million for the fourth quarter of 2007 or 15.8% of revenue, as compared to $5.2 million or 17.5% of revenue, for the same period in the prior year.
•	Net income for the fourth quarter of 2007 was $4.6 million as compared with a net income of $3.5 million for the same period in the prior year.
•	Net cash flow provided by operating activities was $5.5 million for the fourth quarter of 2007 as compared to $7.6 million for the same period in the prior year.
•	For the fourth quarter of 2007, Adjusted EBITDA, excluding one-time charges, a non-GAAP financial measure, was $11.3 million or 29.4% of revenue, as compared to Adjusted EBITDA, excluding restructuring and one-time charges, of $8.7 million or 29.4% of revenue, for the same period in the prior year.
•	Operating free cash flow, a non-GAAP financial measure, was $2.4 million for the fourth quarter of 2007, as compared to $5.9 million for the same period in the prior year.
•	As of February 7, 2008, first quarter 2007 backlog stands at approximately $16 million. Backlog is defined as signed contracts for online survey projects that we expect to complete and deliver to clients during the three months ending March 31, 2008 and excludes expected comparison shopping and advertising revenues. This compares to Internet survey solutions backlog for the fourth quarter 2007 of approximately $20 million as of November 7, 2007, and Internet survey solutions backlog of approximately $15 million as of February 7, 2007.
•	Bid volume for the three months ended December 31, 2007 was approximately $141 million. This compares to bid volume for the three months ended September 30, 2007 of approximately $147 million.
•	For the Comparison Shopping segment, according to data compiled by Nielsen/NetRatings, unique visitors totaled, in the aggregate, 18.6 million, 19.9 million, and 20.8 million for the months of October, November, and December 2007, respectively, for the European countries of Germany, France, Italy, Spain and the UK.
•	As of December 31, 2007 the Comparison Shopping segment had over 1,700 active merchants. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.

Forward Guidance
For the full fiscal year 2008, we offer the following guidance ranges:

Total Revenue	$143 to $153 million
Gross Margins	74% to 75%
Non-GAAP Adjusted EBITDA	27% to 28%
Depreciation and Amortization	$13.7 - $14.2 million
Expected Charges related to Stock Based Compensation	$2.7 - $3.5 million
Effective Tax Rate	29% to 31%
Conference Call Information:
Dial up information for the Financial Results call is as follows:

Date and Time:	Thursday, February 7, 2008 at 5:00 PM ET
Telephone Number:	1-201-689-8560
Webcast Location:	http://ir.greenfield.com/events.cfm
Replay Telephone:	1-201-612-7415
Account Code and Conference ID #	3055*, 269936* (*both are required)
Replay available:	8:00 PM ET, February 7, 2008 — February 21, 2008
In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit
http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit
www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

About Non-GAAP Financial Measures
We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define Non-GAAP Operating Free Cash Flow as net cash flow provided by operating activities less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow has limitations and you should not consider Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow in isolation from or as an alternative to GAAP measures such as net income (loss), net cash flow provided by operating activities and operating income (loss) or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow , non-GAAP financial measures, to GAAP net income and GAAP net cash provided by operating activities, respectively, our most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA – Ex Restructuring and One-Time Charges

	For the Three Months		For the 12 Months
	Ended December 31,		Ended December 31,
$ in thousands - unaudited	2007	2006	2007	2006

GAAP Net Income	$4,559	$3,516	$12,941	$8,454
Interest (Income) Expense *	$(265)	$(131)	$(708)	$(109)
Tax Provision	$2,197	$1,635	$6,566	$4,019
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$556	$308	$1,737	$1,160
Panel Expense DA	$454	$442	$1,795	$1,795
Operating Expense DA	$2,289	$2,081	$8,852	$9,225
EBITDA	$9,790	$7,851	$31,183	$24,544
Stock-Based Compensation	$914	$652	$3,465	$2,524
Non-GAAP Adjusted EBITDA	$10,704	$8,503	$34,648	$27,068
Restructuring Charges		$(7)		$236
4Q 2006 and 4Q 2007 One-Time Charges	$596	$172	$596	$568
Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges	$11,300	$8,668	$35,244	$27,872

*	We have reclassified $463,000 related to gain on sale of marketable securities previously included in interest income.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow

	For the Three Months		For the 12 Months
	Ended December 31,		Ended December 31,
$ in thousands - unaudited	2007	2006	2007	2006

Net Cash Provided by Operating Activities	$5,535	$7,604	$22,831	$23,434

Additions to Property and Equipment and Intangibles for Cash	$(3,114)	$(1,722)	$(10,362)	$(4,923)

Non-GAAP Operating Free Cash Flow	$2,421	$5,882	$12,496	$18,511
Note: Our German income and trade tax payments were unusually high since they included a one-time payment of $2.1 million related to the final assessment on our timely filed 2005 tax returns, as well as a prepayment of $2.1 million toward our estimated 2006 tax liability and a $2.1 million prepayment of our estimated 2007 tax liability in the third quarter of 2007. In addition, we made an additional $2.6 million prepayment of our estimated 2007 tax liability in the fourth quarter of 2007. In the future, we expect quarterly cash tax payments to be more representative of the expected current year’s liability.
In addition, Non-GAAP Operating Free Cash Flow for the twelve months ended December 31, 2007, was negatively impacted by approximately $0.7 million in incremental cash capital expenditures primarily dedicated to website infrastructure build out related to our decision to explore the development of a Ciao comparison shopping engine in the United States.

About Non-GAAP Financial Measures — Segment Data
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense, restructuring charges and certain corporate costs and other charges not associated with the on-going operations of the segment. These corporate costs are separately stated below and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of director fees and investor relations costs. We believe that Non-GAAP Segment Operating Income as defined above is an appropriate measure of evaluating the operational performance of our segments.
     The tables below present information about reported segments for the three months and year ended December 31, 2007 and 2006 (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Gross segment revenues:
North American Internet survey solutions
Third-party revenues	$19,678	$16,582	$70,459	$60,353
Inter-segment revenues	450	316	1,057	995

Gross segment revenues	$20,128	$16,898	$71,516	$61,348

Ciao Internet survey solutions
Third-party revenues	$6,983	$5,791	$24,388	$20,152
Inter-segment revenues	3,144	1,891	8,910	7,975

Gross segment revenues	$10,127	$7,682	$33,298	$28,127

Ciao comparison shopping *
Third-party revenues	$11,732	$7,109	$34,166	$19,837
Inter-segment revenues	194	—	487	—

Gross segment revenues	$11,926	$7,109	$34,653	$19,837

Net revenues:
North American Internet survey solutions	$20,128	$16,898	$71,516	$61,348
Ciao Internet survey solutions	10,127	7,682	33,298	28,127
Ciao comparison shopping	11,926	7,109	34,653	19,837
Elimination of inter-segment revenues	(3,788)	(2,207)	(10,454)	(8,970)

Total net revenues	$38,393	$29,482	$129,013	$100,342

Segment operating income (as defined above):
North American Internet survey solutions	$4,051	$4,764	$14,741	$13,931
Ciao Internet survey solutions	3,624	2,555	9,441	10,035

Combined Internet survey solutions	7,675	7,319	24,182	23,966
Ciao comparison shopping	5,990	3,988	18,343	11,406

Segment operating income	13,665	11,307	42,525	35,372
Depreciation and amortization	(3,299)	(2,831)	(12,384)	(12,180)
Stock-based compensation	(914)	(652)	(3,465)	(2,524)
Restructuring charges	—	7	—	(236)
Severance charges	(596)	(172)	(596)	(568)
Corporate	(2,802)	(2,499)	(7,911)	(7,190)

Total operating income	6,054	5,160	18,169	12,674
Other income (expense), net	702	(9)	1,338	(201)

Income before income taxes	$6,756	$5,151	$19,507	$12,473

*	Prior to the separation of the Ciao Internet survey solutions and the Ciao comparison shopping businesses, the Ciao comparison shopping segment did not have any inter-segment revenues. The legal separation was completed, and effective May 1, 2007, the Ciao comparison shopping segment began recording inter-segment revenues from the sale of panelists to the Ciao Internet survey solutions segment, which panelists are sourced from the Ciao comparison shopping portals.

Cautionary Note Regarding Forward Looking Statements.
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning our ability to expand Ciao comparison shopping into the United States, the effect expanding Ciao comparison shopping may have on our financial performance in 2008, statements regarding the factors driving revenue growth in the European Ciao comparison shopping segment, our ability to build shareholder value, our ability to accelerate the expansion of our presence in Asia, our ability to implement our UPS technology in Europe, its ability to provide operational, structural and organizational benefits in the future, the pricing environment for Internet survey solutions, statements regarding panel acquisition costs and panelist incentives at Ciao Surveys, the potential outcome of legal claims against the company, our gross margins, our operating leverage, and our ability to lower SG&A expenses as a percentage of revenue, comparison shopping growth sales, selling, general and administrative costs as a percentage of revenue, future panel build expenses in Europe, our ability to drive profitable revenue growth in the future, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our ability to expand Ciao comparison shopping into the United States, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of our panels, our panelists’ responsiveness to our surveys, our customers acceptance and continued use of our Real Time Sampling technique, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, including the ability to develop new panels, risks related to foreign currency exchange rate fluctuations, our ability to successfully integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the outcome of legal proceedings pending against the company, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$57,949	$20,873
Investments in marketable securities	—	16,167
Accounts receivable trade, net (net of allowances of $2,309 and $1,875 at December 31, 2007 and 2006, respectively)	29,162	23,485
Prepaid expenses and other current assets	3,907	1,550
Deferred tax assets, current	3,985	4,905

Total current assets	95,003	66,980
Property and equipment, net	7,214	6,447
Other intangible assets, net	16,207	17,644
Goodwill	74,584	70,149
Deferred tax assets, long-term	21,110	17,740
Security deposits and other long-term assets	847	884

Total assets	$214,965	$179,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,011	$4,283
Accrued expenses and other current liabilities	18,817	15,141
Income taxes payable	4,960	6,765
Current portion of capital lease obligations	14	25
Deferred tax liabilities, current	972	—
Deferred revenue	604	440

Total current liabilities	30,378	26,654
Capital lease obligations, long-term	7	22
Deferred tax liabilities, long-term	4,772	3,457
Income taxes payable, long-term	2,939	—
Other long-term liabilities	451	90

Total liabilities	38,547	30,223

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 26,307,492 and 25,490,221 shares issued and outstanding at December 31, 2007 and 2006, respectively	3	3
Additional paid-in capital	299,334	290,459
Accumulated deficit	(123,465)	(136,176)
Accumulated other comprehensive loss	677	(4,534)
Treasury stock, at cost — 9,643 shares	(131)	(131)

Total stockholders’ equity	176,418	149,621

Total liabilities and stockholders’ equity	$214,965	$179,844

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenues	$38,393	$29,482	$129,013	$100,342
Cost of revenues	8,692	7,004	32,713	24,086

Gross profit	29,701	22,478	96,300	76,256

Operating expenses:
Selling, general and administrative	19,512	12,876	61,437	44,730
Panel acquisition	648	1,239	3,333	5,527
Depreciation and amortization	2,289	2,081	8,852	9,225
Research and development	1,198	1,129	4,509	3,864
Restructuring charges	—	(7)	—	236

Total operating expenses	23,647	17,318	78,131	63,582

Operating income	6,054	5,160	18,169	12,674

Other income (expense), net	702	(9)	1,338	(201)

Income before income taxes	6,756	5,151	19,507	12,473
Provision for income taxes	2,197	1,635	6,566	4,019

Net income	$4,559	$3,516	$12,941	$8,454

Net income per share available to common stockholders:
Basic	$0.17	$0.14	$0.50	$0.33

Diluted	$0.17	$0.13	$0.48	$0.33

Weighted average shares outstanding:
Basic	26,206	25,465	25,855	25,386

Diluted	27,239	26,272	27,041	25,698